EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 333-41115, 333-41125, 333-41131, and 333-41135 of FARO Technologies, Inc. on
Form S-8 of our report dated February 19, 1999, appearing in this Annual Report on Form 10-K of FARO Technologies, Inc. for the year ended December 31, 1998.

Deloitte & Touche LLP

Jacksonville, Florida
April 2, 1999